Exhibit 99.5

Exhibit 99.5
SPECIAL MEETING OF STOCKHOLDERS OF
OCEANFIRST FINANCIAL CORP.
April 25, 2016
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NOTICE O FI NT ERNETAVAILABILITYO F PRO XYM AT E RIAL :
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.oceanfirst.com.
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
00003030000000001000 3
PLEASE S I GN, DATE AN D RETURN PR O M PT L Y IN TH E ENCLO SE D ENVELO PE. PL EASE M A R K YOUR VOTE IN B LUE OR B LACK IN K AS SHO WN H ERE x
THE B OARD O F DIR ECT OR S UNANIM OU S LY RECO MMENDS A VOTE “FOR” PR OP O SA L
1 AND “FOR” PRO POSAL 2.
FOR AGAINST ABSTAIN
1. OceanFirst Share Issuance: Approv al of the issuance of shares of
OceanFirst common stock in connection with the merger of Justice Merger
Sub Corp., a wholly -owned subsidiary of OceanFirst, with and into Cape
Bancorp, Inc.
2. Adjournment: Approv al of the adjournment of the OceanFirst special meeting, if necessary or appropriate, to solicit additional proxies in f av or of the OceanFirst share issuance proposal.
T h e s e i t e ms of b us i n ess ar e m o r e f u l ly d esc r i b e d i n t h e j o i nt pr o xy
statement/ pros pectus. The unders igned acknowledges receipt f rom t he Oc eanF irst
Financial C orp. prior to the ex ecut ion of this proxy of a Notice of Special Meet ing and a
Proxy Statem ent dat ed Marc h [ •], 2016.
PLEASE C O M PL E T E , DATE, SI GN AND MAI L T HI S PROXY PR OM PT LY IN THE ENCL OS E D
PO S TA GE—PA ID EN VEL OPE.
I plan to attend the Meeting .
To change the address on y our account, please check the box at right and indicate y our new address in the address space abov e. Please note that changes to the registered name(s) on the account may not be submitted v ia this method.
Signature of Stoc kholder Date: Signature of Stoc kholder Date:

Note: P lease sign e xac tly as you r n am e or nam es appea r on this proxy. When sha re s are held jointly, ea ch holder sh ould sign. W hen signing as e xe cutor, adm inistrat or, attorney, tr ustee or gua rdian, please gi ve full title as such . If the signer is a co rpor ation, please sign full corpo rate nam e by duly autho rized officer, giving full titl e as s uch. If signer is a pa rtne rship, please sign in par tner ship name by authorized person.

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OCEANFIRST FINANCIAL CORP.
975 HOOPER AVENUE
TOMS RIVER, NEW JERSEY 08754-2009
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The Special Meeting of Stockholders of OceanFirst Financial Corp., a Delaware corporation (the “Company”), will be held at its headquarters, located at 975 Hooper Avenue, Toms River, New Jersey 08754-2009, on April 25, 2016, beginning at 6:00 PM local time. The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Stockholders and Proxy Statement dated March [•], 2016 accompanying this Proxy Card.
The undersigned stockholder hereby appoints Christopher D. Maher and John R. Garbarino, and each of them, attorneys-in-fact and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $0.01 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Special Meeting of Stockholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a stockholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Bylaws.
(Continue d and to be signed on the reverse side)

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